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                                                                     EXHIBIT 6.8

                             ASPEN WEST GROUP, INC.
                          REGISTRATION RIGHTS AGREEMENT

        THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is entered into effective as of February 3, 1997, by and among ASPEN WEST GROUP, INC., a Delaware corporation (the "Corporation"), and Warren E. Levy (the "Holder").

                                    RECITALS

        The Holder is a party to an Agreement and Plan of Reorganization dated as of even date herewith, by and among the Corporation, Levy and WSL, Inc., a California corporation (the "Reorganization Agreement"), pursuant to which the Corporation is obligated to enter into this Agreement.

                                    AGREEMENT

        NOW, THEREFORE, in consideration of the mutual agreements, covenants, representations and warranties contained in this Agreement, the parties hereto hereby agree as follows:

        1.     DEFINITIONS.

               a. "CLOSING DATE" means the date of issuance of Exchange Common Stock and Series A Preferred Stock to the Holder pursuant to the Reorganization Agreement.

               b. "COMMISSION" means the Securities and Exchange Commission or any other Federal agency at the time administering the "Securities Act."

               c. "COMMON STOCK" means any and all (i) shares of Exchange Common Stock, (ii) shares of common stock of the Corporation issued upon conversion of the Series A Preferred Stock; (iii) any common stock of the Corporation issued as a dividend or other distribution with respect to or in replacement of the Exchange Common Stock, or the Series A Preferred Stock, and (iv) any common stock issued in any combination or subdivision of the Exchange Common Stock, or the Series A Preferred Stock; provided that in determining the amount of Common Stock held by any Person, the sum of (i), (ii), (iii) and (iv) shall be used. Any reference to "common stock" without initial capital letters shall mean all



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other shares of the Corporation's common stock or other equity securities convertible into shares of such "common stock."

               d. "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended or any similar Federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

               e. "EXCHANGE COMMON STOCK" means the shares of common stock of the Corporation issued to the Holder pursuant to the Reorganization Agreement.

               f. "INITIATING HOLDERS" any holder or holders of no less than fifty percent (50%) of the then outstanding Registrable Securities.

               g. "PERSON" means any individual, corporation, trust, partnership, association, or other entity.

               h. "REGISTRABLE SECURITIES" means the Common Stock.

               i. "REGISTER," "REGISTERED," AND "REGISTRATION," mean a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

               j. "SECURITIES ACT" means the Securities Act of 1933, as amended, or any similar Federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

               k. "SELLER" means a holder of Registrable Securities selling such shares.

               l. "SERIES A PREFERRED STOCK" means the shares of Series A Preferred Stock of the Corporation issued to the Holder pursuant to the Reorganization Agreement.

        2.     REGISTRATION RIGHTS

               2.1    DEMAND REGISTRATION.

                      a. REGISTRATION COMMENCEMENT. Upon the written request from Initiating Holders at any time after the earlier to occur of (A) six months after the Corporation's first registered underwritten offering to the general public of its securities for its own account or (B) February 3, 1999, that the Corporation



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effect a registration with respect to all or any portion of the Registrable
Securities, the Corporation will:

                             i.     promptly give written notice of the proposed
registration to all other Persons holding Registrable Securities; and

                             ii.    as soon as practicable, use its diligent
reasonable efforts to effect such registration (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualifications under blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Person or Persons joining in such request as is specified in a written request given within thirty (30) days after receipt of such written notice from the Corporation; provided that the Corporation shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 2.1:

                                    x)  In any particular jurisdiction in
which the Corporation would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Corporation is already subject to service in such jurisdiction and except as may be required by the Securities Act;

                                    y)  If the Initiating Holders propose to
sell a number of shares of Registrable Securities at an aggregate proposed offering price (after deduction for underwriter commissions and expenses) to the public of less than $2,000,000, if the registration is to be effected on Form S-1, or $500,000 if the registration is to be effected on Form S-3 (or any Forms that may take the place of such Forms);

                                    z)  if the Corporation has previously
undertaken a registration pursuant to this Section 2.1.



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        Subject to the foregoing clauses and to Section 2.1(d), the Corporation shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request from the Initiating Holders.

                      b. UNDERWRITING. If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Corporation as part of the request made pursuant to Section 2.1 and the Corporation shall include such information in the written notice referred to in Section 2.1(a)i. The right of any Person to registration pursuant to Section 2.1 shall be conditioned upon such Person's participation in such underwriting and the inclusion of such Registrable Securities in the underwriting to the extent requested (unless otherwise mutually agreed by the Corporation and such Person to the extent provided herein).

                      c. CUTBACKS/WITHDRAWALS. The Corporation shall (together with all Persons proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders. The Corporation shall have the right to approve the managing underwriter(s), which consent shall not be unreasonably withheld. Notwithstanding any other provision of this Section 2.1, if the underwriter(s) determine that marketing factors require a limitation of the number of shares to be underwritten and so advises the Initiating Holders and the Corporation in writing, then the Corporation shall so advise all Persons holding Registrable Securities (except those Persons who have indicated to the Corporation their decision not to distribute any of their Registrable Securities through such underwriting) and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all such Initiating Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Initiating Holders at the time of filing the registration



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statement. No Registrable Securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration.

        If any Person owning Registrable Securities disapproves of the terms of the underwriting, such Person may elect to withdraw therefrom by written notice to the Corporation, the underwriter and the Initiating Holders. The Registrable Securities and/or other securities so withdrawn from such underwriting shall also be withdrawn from such registration; provided, however, that, if by the withdrawal of such Registrable Securities a greater number of Registrable Securities held by other Persons may be included in such registration (up to the maximum of any limitation imposed by the underwriters), then the Corporation shall advise all Persons who have included Registrable Securities in the registration of the right to include additional Registrable Securities in the same proportion used in determining the underwriter limitation in this Section 2.1(c).

                      d. RIGHT TO DELAY A DEMAND REGISTRATION. If, at the time of any request to register Registrable Securities pursuant to this
Section 2.1, the Corporation is preparing a registration statement for a public offering (other than a registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 of the Commission is applicable) and such registration statement in fact is filed and becomes effective within one hundred twenty (120) days after the request, then the Corporation may at its option delay such request for a period not more than in excess of one hundred eighty (180) days from the effective date of such offering or the date of commencement of such other activity, as the case may be. Such right to delay shall be exercised by the Corporation not more than once in any twelve (12) month period. Nothing in this Section 2.1(d) shall preclude a holder of Registrable Securities from enjoying registration rights which it might otherwise possess under this Section 2.1.

               2.2    PIGGYBACK REGISTRATION.

                      a. THE CORPORATION'S OBLIGATION TO REGISTER. If the Corporation at any time proposes to register any of its



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securities under the Securities Act (other than a registration effected solely to implement an employee benefit plan, a transaction to which Rule 145 of the Commission is applicable or any other form or type of registration in which Registrable Securities cannot be included pursuant to Commission regulation, rule or practice), it will give written notice to all holders of the outstanding Registrable Securities of its intention to make such registration. If such registration is proposed to be on a form which permits inclusion of the Registrable Securities, then upon the written request of any holders of the Registrable Securities given within thirty (30) days after transmittal by the Corporation to the holders of such written notice (stating the intended method and terms of disposition of such securities, including a list of the jurisdictions in which the Corporation intends to qualify such securities), the Corporation will, subject to the limits contained in this Section, and not more than twice with respect to all such holders, use its best efforts to cause such Registrable Securities of said requesting holders to be registered under the Securities Act and qualified for sale under any state blue sky law, all to the extent requisite to permit such sale or other disposition by such holders of the Registrable Securities so registered.

                      b. CUTBACKS. Notwithstanding any other provision of this Section, if the underwriter managing such registration notifies the holders of Registrable Securities in writing that market or economic conditions limit the amount of securities which may reasonably be expected to be sold, the holders of such Registrable Securities will be allowed to register their Registrable Securities pro rata based on (i)the number of shares of Registrable Securities held by such holders and (ii) the number of shares of "Registrable Securities" as such term is defined in the Registration Rights Agreement dated of even date herewith by and between the Corporation and holders of certain warrants of the Corporation (the "Warrant Holders Stock"); provided that the holders of Registrable Securities shall have their Registrable Securities reduced only so long as the only other shares registered



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(excluding those of the holders of Registrable Securities) are on behalf of the
Corporation and, subject to the pro rata cut backs set forth above, the Warrant Holders Stock. After the Corporation's initial registered public offering, said underwriter may limit the amount of the Registrable Securities and Warrant Holders Stock to be registered to not less than 50% of the aggregate number of shares so registered, provided that only shares registered on behalf of the Corporation shall constitute the remaining shares so registered.

               2.3 REGISTRATION PROCEDURES. Whenever the Corporation is required by the provisions of this Agreement to effect the registration of any of its securities under the Securities Act, the Corporation will, as expeditiously as possible:

                      a. prepare and file with the Commission a registration statement with respect to such securities and use its best commercial efforts to cause such registration statement to become and remain effective for the period provided in this Agreement;

                      b. prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such registration statement whenever the seller or sellers of such securities shall desire to sell or otherwise dispose of the same, but only to the extent provided in this Agreement;

                      c. furnish to each seller such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents, as such seller may reasonably request in order to facilitate the public sale or other disposition of the securities owned by such seller;

                      c. use reasonable efforts to register or qualify the securities covered by such registration statement under such other securities or state blue sky laws of such jurisdictions as



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each seller shall reasonably request, including doing any and all other reasonable acts and things which the Corporation deems reasonably necessary under such securities or blue sky laws to enable such seller to consummate the public sale or other disposition in such jurisdictions of the securities owned by such seller, except that the Corporation shall not for any such purpose be required to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified or does not intend to be so qualified prior to the effective date of the applicable registration statement;

                      e. before filing the registration statement or prospectus or amendments or supplements thereto, furnish to one counsel selected by a majority of the voting interests of the holders of Registrable Securities copies of such documents proposed to be filed which shall be subject to the reasonable approval of such counsel;

                      f. furnish to each prospective seller a signed counter-part, addressed to the prospective seller, of (i) an opinion of counsel for the Corporation, dated the effective date of the registration statement, and
(ii) a "comfort" letter signed by the independent public accountants who have certified the Corporation's financial statements included in the registration statement, covering substantially the same matters with respect to the registration statement (and the prospectus included therein) and (in the case of the accountants' letter) with respect to events subsequent to the date of the financial statements, as are customarily covered (at the time of such registration) in opinions of the Corporation's counsel and in accountants' letters delivered to the underwriters in underwritten public offerings of securities. Notwithstanding any other provision of this Section 2, the Corporation shall not in any event be required to maintain the effectiveness of any such registration statement for a period in excess of 180 days.

               2.4 REGISTRATION EXPENSES. As used herein, "Registration Expenses" shall mean all expenses incurred by the Corporation in complying with Sections 2.1 and 2.2 hereof,



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including, without limitation, all registration and filing fees; printing expenses; fees and disbursements of counsel for the Corporation; reasonable fees and disbursements of one counsel for all the selling shareholders of the Registrable Securities (which shall not exceed Twenty-five Thousand Dollars ($25,000) for each such registration); blue sky fees and expenses; and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Corporation who shall be paid in any event by the Corporation); and "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sales of Registrable Securities thereunder. The Corporation will pay the described Registration Expenses in connection with (i) one (1) registration pursuant to
Section 2.1, and (ii) up to two (2) registrations pursuant to Section 2.2. All Selling Expenses in connection with each registration pursuant to Sections 2.1 and 2.2 shall be borne by the Corporation and the selling shareholders pro rata in proportion to the securities covered thereby being sold by them.

               2.5    INDEMNIFICATION.

                      a. INDEMNIFICATION BY THE CORPORATION. In the event of any registration of any of the Corporation's securities under the Securities Act pursuant to this Section 2, the Corporation shall indemnify and hold harmless each of the following parties as described in this Agreement: (i) the seller of such securities; (ii) each underwriter (as defined in the Securities Act) who makes an underwriting agreement with the Corporation or Holders pursuant to the foregoing terms of this Agreement; (iii) each other Person who is a partner or affiliate or agent of such seller and who participates in the offering of such securities; and (iv) each other Person, if any, who controls (within the meaning of the Securities Act) such seller, underwriter or participating Person against any losses, claims, damages or liabilities (collectively the "liability"), joint or several, to which such seller, underwriter, participating Person or controlling Person may become subject under the Securities Act or any other statute or at common law, if such liability (or action in respect thereof) arises



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out of or is based upon (i) any alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or (ii) any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading. Except as otherwise provided in paragraph (d) of this Section 2.6, the Corporation shall reimburse each such seller, underwriter, participating Person or such controlling Person in connection with defending any such liability. Notwithstanding anything to the contrary herein, however, the Corporation shall not be liable to any seller, underwriter, participating Person, or controlling Person in any such case if any such liability arises out of or is based upon any alleged untrue statement or alleged omission made in such registration statement, preliminary or final prospectus, or amendment or supplement thereto
(i) in reliance upon and in conformity with information furnished to the Corporation by such Person specifically for use in such registration statement, preliminary or final prospectus or amendment or supplement thereto, or (ii) based on the authority of an "expert" within the meaning of that term as defined in the Securities Act (but only if the Corporation had no reasonable ground to believe, and did not believe, that the statements made on the authority of such expert were untrue or that there was an omission to state a material fact). The Corporation shall not be required to indemnify any Person against any liability arising from (i) any untrue or misleading statement or omission contained in any preliminary prospectus if such deficiency is corrected in the final prospectus or (ii) for any liability which arises out of the failure of any Person to deliver a prospectus as required by the Securities Act. The indemnity provided for in this Section 2.6(a) shall remain in full force and effect for the period of limitations imposed under California law, regardless of any investigation made by or on behalf of such seller, underwriter, participating Person or



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controlling Person and shall survive transfer of such securities by such seller.

                      b. INDEMNIFICATION BY HOLDERS OF REGISTRABLE SECURITIES. Each holder of any Registrable Securities shall, by acceptance thereof, indemnify and hold harmless each other holder of any Registrable Securities, the Corporation, its directors and officers, each above-described underwriter who contracts with the Corporation or its agents and each other Person, if any, who controls the Corporation or such underwriter, against any liability, joint or several, to which any such other holder, the Corporation, underwriter or any such director or officer of any such Person may become subject under the Securities Act or any other statute or at common law, if such liability (or actions in respect thereof) arises out of or is based upon (i) the disposition by such holder of such Registrable Securities in violation of the provisions of this Section 2.6, (ii) any alleged untrue statement of any material fact contained in any registration statement under which securities were registered under the Securities Act at the request of such holder, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or (iii) any alleged omission to state therein a material fact required to be stated therein or necessary to make statement(s) therein not misleading. Notwithstanding any other provision of this Section 2.5(b), the indemnification rights set forth in this Section 2.5(b) shall be given in the case of clause (ii) or (iii) only if such alleged untrue statement or alleged omission in such registration statement, preliminary or final prospectus, amendment or supplement thereto was made (1) in reliance upon and in conformity with information furnished to the Corporation by such holder expressly stated for use therein, and (2) not based on the authority of an expert as to when the holder had no reasonable ground to believe, and did not believe, that (A) the statements made on the authority of such expert were untrue or (B) there was an omission to state a material fact. Such holder shall reimburse the Corporation, such underwriter or such director, officer, other Person or other holder for any reasonable legal fees



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incurred in investigating or defending any such liability; provided, however, that no holder of Registrable Securities shall be required to indemnify any Person against any liability arising from any untrue or misleading statement or omission contained in any preliminary prospectus if such deficiency was corrected in the final prospectus or for any liability which arises out of the failure of any Person to deliver a prospectus as required by the Securities Act; and provided further, that the obligations of such holder of Registrable Securities for the indemnity hereunder shall be limited to an amount equal to the net proceeds received by such holder of Registrable Securities upon disposition thereof, and shall not extend to any settlement of claims related thereto without the express written consent of such holder of Registrable Securities, which consent shall not be unreasonably withheld.

                      c. FURTHER INDEMNITY. Indemnification similar to that specified in paragraphs (a) and (b) of this Section 2.5 shall be given by the Corporation and each holder of any Registrable Securities (with such modifications as may be appropriate) with respect to any required registration or other qualification of the Common Stock under any federal or state law or regulation of governmental authority other than the Securities Act.

                      d. PROCEDURES; RIGHTS TO SEPARATE COUNSEL. Each party entitled to indemnification under this Section 2.5 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has received written notice of any claim as to which indemnity may be sought, and shall tender the defense of any such claim or any litigation resulting therefrom to the Indemnifying Party, provided that counsel for the Indemnifying Party who is conducting the defense of such claim or litigation shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld). The failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 2.6 unless such failure to give notice shall materially affect the Indemnifying Party in the defense of any such claim or any such



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litigation. The Indemnified Party shall also have the right to employ separate counsel in any such action and to participate separately in the defense thereof, but in such circumstance the fees and expenses of such counsel shall be paid by the Indemnified Party and not at the expense of the Indemnifying Party. However, if the Indemnifying Party fails to assume the defense of any properly tendered claims, then the fees and expenses of such separate counsel shall be borne by the Indemnifying Party. Except with the consent of any Indemnified Party, no Indemnifying Party, in the defense of any such claim or litigation, shall consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party a release from all liability in respect of such claim or litigation.

               2.6 TERMINATION OF REGISTRATION RIGHTS. Notwithstanding the foregoing provisions of this Agreement, the rights to registration and the designation of Common Stock as Registrable Securities shall terminate as to any particular securities when such securities shall have been lawfully sold by the holder thereof to the public pursuant to a registration statement.

               2.7 COMPLIANCE WITH RULE 144. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Registrable Securities to the public without registration, the Corporation agrees to use its best efforts to:

                      (a) Make and keep public information regarding the Corporation available as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after ninety (90) days following the effective date of the first registration under the Securities Act filed by the Corporation for an offering of its securities to the general public;

                      (b) File with the Commission in a timely manner all reports and other documents required of the Corporation under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements;



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                      (c) So long as a Holder owns more than ten percent
(10%) of any Registrable Securities, furnish to the Holder forthwith upon written request a written statement by the Corporation as to its compliance with the reporting requirements of Rule 144 (at any time from and after ninety (90) days following the effective date of the first registration statement filed by the Corporation for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Corporation, and such other reports and documents so filed as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

               2.8 CONSENT TO BE BOUND. Each subsequent holder of Registrable Securities obtaining rights under Section 2.10 must consent in writing to be bound by the terms and conditions of this Agreement in order to acquire the rights granted pursuant to this Agreement.

               2.9 AMENDMENTS. The provisions of this Agreement may be amended, and the Corporation may take any action herein prohibited or omit to perform any act herein required to be performed by it only if the Corporation has obtained the written consent of Levy and the Warrant Holders, so long as they each hold at least 51% of the Registrable Securities originally held by them, but any such amendment or consent shall be binding upon any Person who has not signed such amendment.

               2.10 ASSIGNABILITY OF REGISTRATION RIGHTS. Subject to Section 2.8 hereof, the registration rights set forth in this Agreement are assignable to any assignee as to Registrable Securities conveyed in accordance herewith who acquires no less than (a) fifty percent (50%) of the Corporation's then outstanding Registrable Securities or (b) at least twenty-five percent (25%) of the Registrable Securities originally held by such assignor.

               2.11 INFORMATION BY HOLDER. The holder or holders of Registrable Securities included in any registration shall furnish



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to the Corporation such information regarding such holder or holders, the
Registrable Securities held by them, and the distribution proposed by such holder or holders, as the Corporation may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Article.

        3.     MISCELLANEOUS.

               3.1 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto, whether so expressed or not.

               3.2 SEVERABILITY. Each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

               3.3 COUNTERPARTS. This Agreement may be executed in two or more counterparts, any one of which need not contain the signatures of more than one party, but all of which counterparts when taken together, shall constitute one and the same Agreement.

               3.4 DESCRIPTIVE HEADINGS. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

               3.5 NOTICES. All notices, demands, consents or other communications required or permitted hereunder shall be in writing and shall be deemed to have been given when personally delivered or five (5) business days after deposit in the U.S. Mail (excluding Saturday and Sunday and any legally recognized Federal holiday) if sent by first class certified mail, return receipt requested or the next business day if sent by facsimile (receipt acknowledged), Express Mail, Federal Express or similar service, addressed as follows, or to such address as any of the below named Persons shall advise the other parties by notice sent in accordance with this



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Section 3.5 if any named Person shall desire to change such address:

        IF TO HOLDER:                       Warren E. Levy
                                            ______________________________
                                            ______________________________
                                            ______________________________

        WITH A COPY TO:                     Istvan Benko, Esq.
                                            Troy & Gould
                                            1801 Century Park East, 16th Floor
                                            Los Angeles, CA 90067

        IF TO THE CORPORATION:              Aspen West Group, Inc.
                                            20301 Nordhoff Street
                                            Chatsworth, CA 91311
                                            Attn:  President

        WITH A COPY TO:                     Istvan Benko, Esq.
                                            Troy & Gould
                                            1801 Century Park East, 16th Floor
                                            Los Angeles, CA 90067

               3.6 GOVERNING LAW. The validity, meaning and effect of this Agreement shall be determined in accordance with the laws of California, applicable to contracts made and to be performed entirely within the State of California.

               3.7 LITIGATION COSTS. Subject to Section 2.6, if any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of a dispute, breach or default in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

               3.8 SPECIFIC PERFORMANCE. Each party's obligation under this Agreement is unique. If any party should default in its obligations under this Agreement, the parties each acknowledge that it may be extremely impracticable to measure the resulting damages; accordingly, the non-defaulting party, in addition to any other available rights or remedies, may sue in equity for specific performance, and upon satisfactory proof thereof, it may be entitled to obtain such specific performance.



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               3.9 FINAL AGREEMENT. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes, merges, renders void and terminates all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, with respect thereto.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

"CORPORATION"                                "HOLDER"

ASPEN WEST GROUP, INC.

By:/s/ Sim Farar, President                  /s/ Warren E. Levy
   ----------------------------              ----------------------------
   (Signature)                               Warren E. Levy

Sim Farar, President
-------------------------------
(Print Name and Title)



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